EXHIBIT 99.1

enGene Appoints Ryan Daws as Chief Financial Officer

Boston, Mass. and Montreal, Canada, November 29, 2023 — enGene Holdings Inc. (“enGene,” Nasdaq: ENGN, ENGNW), a clinical-stage genetic medicines company whose lead program is in a pivotal study for BCG-unresponsive non-muscle invasive bladder cancer (NMIBC), today announced the appointment of Ryan Daws as Chief Financial Officer and Head of Business Development.

“I am delighted to welcome Ryan to enGene at a critical time in our growth, as we move forward as a public company and work to advance our ongoing pivotal-stage EG-70 clinical study in BCG-unresponsive non-muscle invasive bladder cancer (NMIBC),” said Jason D. Hanson, Chief Executive Officer of enGene. “Ryan’s significant experience across multiple areas of financial, business development and operational management in the pharmaceutical industry, as well as healthcare investment banking, complements our leadership team. We look forward to working with Ryan to continue to serve our shareholders, clinicians, and ultimately patients, in pursuit of our longstanding goal of mainstreaming gene therapy and bringing our genetic medicines to community clinics across the globe.”

Mr. Daws joins enGene with nearly 25 years of life sciences-focused operational and deal-making experience. Prior to joining enGene, Mr. Daws was Chief Financial Officer and Head of Business Development at Obsidian Therapeutics, Inc.  In that role, he was responsible for finance, business development, information technology, investor relations and facilities functions. Prior to joining Obsidian Therapeutics, Mr. Daws was Managing Director with the Healthcare Investment Banking Group at Robert W. Baird & Co., Inc. where he was responsible for IPOs, follow-on offerings, private placements and mergers and acquisition transactions in the life sciences sector. Mr. Daws also previously served as Chief Financial Officer and Head of Business Development at Concert Pharmaceuticals, Inc.  Prior to Concert Pharmaceuticals, Mr. Daws spent nearly 15 years originating and executing equity and mergers and acquisitions transactions in the life sciences sector, first at Cowen and Company, LLC and then Stifel, Nicolaus & Co, Inc. Mr. Daws earned his International Master of Business Administration and Bachelor of Science in Business Administration from the University of South Carolina.

Mr. Daws commented, “This is an exciting time to join enGene, with our pivotal clinical study in BCG-unresponsive NMIBC actively enrolling patients and progressing towards our anticipated interim data read-out in mid-2024. We have a compelling opportunity to advance a new era of genetic medicines to reach larger patient populations, and I look forward to working alongside the team in furtherance of our mission.”

About enGene
enGene is a clinical-stage biotechnology company mainstreaming genetic medicines through the delivery of therapeutics to mucosal tissues and other organs, with the goal of creating new ways to address diseases with high clinical needs. enGene’s lead program is EG-70 for patients with non-muscle invasive bladder cancer (NMIBC) with carcinoma in situ (Cis) who are unresponsive or naïve to treatment with Bacillus Calmette-Guérin (BCG) - a disease with a high clinical burden. EG-70 is being evaluated in an ongoing Phase 2 pivotal study. EG-70 was developed using enGene’s proprietary Dually Derivatized Oligochitosan (DDX) platform, which enables penetration of mucosal tissues and delivery of a wide range of sizes and types of cargo, including DNA and various forms of RNA. enGene became a publicly traded company effective November 1, 2023, upon the completion of a business combination with Forbion European Acquisition Corporation, a special purpose acquisition company. For more information, visit enGene.com.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”).  enGene’s forward-looking statements include, but are not limited to, statements regarding enGene’s expectations, hopes, beliefs, intentions, goals, strategies, forecasts and projections. The words “anticipate”, “appear”, “approximate”, “believe”, “continue”, “could”, “estimate”, “expect”, “foresee”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “would”, and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: enGene’s goal of mainstreaming gene therapy and bringing genetic medicines to community clinics across the globe and the expected timeline for the interim Phase 2 results from the EG-70 program.

Many factors, risks, uncertainties and assumptions could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the Company’s ability to recruit and retain qualified scientific and management personnel, establish clinical trial sites and patient registration for clinical trials and acquire technologies complimentary to, or necessary for, its programs; the Company’s ability to address diseases with high clinical needs; the Company’s ability to retain commercial rights to EG-70 in the United States and commercialize EG-70 independently, while selectively partnering outside of the United States; the Company’s plans and ability to secure regulatory approval, to execute product development, manufacturing process development, preclinical and clinical development efforts successfully and on anticipated timelines; enGene’s ability to design mainstream gene therapy and bring genetic medicines to community clinics across the globe; and other risks and uncertainties detailed in filings with Canadian securities regulators on SEDAR+ and with the U.S. Securities and Exchange Commission (“SEC”) on EDGAR, including those described in the “Risk Factors” section of the Registration Statement on Form S-1 filed by the Company with the SEC on November 21, 2023 (copies of which may be obtained at sedarplus.ca or www.sec.gov).

You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. enGene anticipates that subsequent events and developments will cause enGene’s assessments to change. While enGene may elect to update these forward-looking statements at some point in the future, enGene specifically disclaims any obligation to do so, unless required by applicable law. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved.

Contact:

For further information: enGene, Inc. (media@engene.com).
For investor contact: investors@engene.com
For media contact: Adam@ScientPR.com